Exhibit 99.1

Wellgistics Health Reports Third Quarter 2025 Financial Results and Provides Business Update

TAMPA, FL, November 20, 2025 – Wellgistics Health, Inc. (“Wellgistics”) (NASDAQ: WGRX), a health information technology leader at the nexus of serialization of healthcare technology infrastructure into the individual patient fulfillment of prescription drug through pharmacies ‘From Manufacturer To Patient’, today reported financial results for the period ended September 30, 2025 on Form 10-Q on November 19, 20251 and provided a business update from the CEO.

“The last 6 weeks have really allowed me to understand the different stages of development of the various parts of the business after I was reappointed as President and given the title of Interim-CEO on October 6, 2025,” said Prashant Patel, RPh, President and Interim-CEO of Wellgistics Health. “We have centered the primary focus of our sales team on the launch of Brenzavvy® for the Type 2 diabetes market. Type 2 diabetes affects over 33 million Americans2 with only a small portion of patients getting access a SGLT-2 inhibitor drug primarily to out-of-pocket cost constraints. We have developed a program to significantly reduce these out-of-pocket costs for patients using our EinsteinRx™ AI pharmacy hub software, and expect this product launch may contribute meaningfully to our future revenue growth if successfully commercialized. One of the brightest spots in my review has been the tremendous work done over the last 6 months by our technology team led by Chief Technology Officer Srini Kalla to finalize EinsteinRx and make it ready for launch. The ability of our tech team to help implement our software seamlessly for our clients will be crucial for our long-term success and I now have great confidence in Srini’s ability to meet the growth challenge we expect to face.”

Mr. Patel continued, “While the third quarter saw significant equity-based expenses tied to the pre-IPO acquisition of our pharmaceutical distribution business unit, we have begun to rationalize our go forward approach and it will be centered on the staged integration of EinsteinRx throughout our customers’ value chains. As we prepare to move into 2026 when we intend to put EinsteinRx onto the PharmcyChain™ smart contracts platform we expect to create, we believe there is a meaningful opportunity to optimize the way healthcare information is processed, exchanged and validated. By giving us better data to feed into our models, we intend to further optimize outcomes for patients while delivering cost reduction for payers. We are in advanced discussions to to complete the license agreement underpinning our blockchain smart contracts strategy with DataVault AI (NASDAQ: DVLT) in the fourth quarter of 2025 or the first quarter of 2026 in order to secure the opportunity-enabling intellectual property protection around which we will execute upon our roadmap to disrupt healthcare through efficiency.”

1 https://www.sec.gov/ix?doc=/Archives/edgar/data/0002030763/000149315225024328/form10-q.htm

2 https://my.clevelandclinic.org/health/diseases/21501-type-2-diabetes

“While our primary business is in the $634 billion US prescription drug market3, an increasing portion of U.S. discretionary healthcare spend is going into the $2 trillion US Wellness Market4. Telehealth providers now account for 17% GLP-1 US prescriptions5, which created the rationale for our proposed acquisition of Kare Hub Rx for its optimized ‘plug & play’ telepharmacy integration software that seamlessly allows telehealth providers to route prescriptions through our online pharmacy.”

“In order to create a competitive edge in our GLP-1 offering business to pharmacies and telehealth companies, in March we partnered with Tollo Health to provide prescription-complementary products to address major GLP-1 side effects with their products soon becoming commercially available in the United States. The GLP-1 drug market currently sits at $53 billion annually according to Grandview Research and expected to reach $156 billion by 20306, currently dominated by Eli Lilly and Novo Nordisk, with various injection and oral formulations that all carry muscle loss side effects. Our goal is to eventually offer all GLP-1 drugs to pharmacy clients and through our online pharmacy at competitive prices, while selling cash-pay side effect-mitigating medical foods that we believe provide a more comprehensive solution than our competitors, while increasing margins per GLP-1 prescription.”

“We expect our first GLP-1 side effect product that helps to mitigate muscle loss will launch in the first quarter of 2026. Additionally, we have begun distributing 3CL protease inhibitor cleansing supplement Tollovid™ targeting Long COVID to certain physicians. In 2024, the CDC reported that over 17 million Americans were living with Long COVID7. We expect certain Long COVID clinicians to begin making Tollovid available for their patients this month. We also plan to launch the first natural antiviral combo Tollovid and Galectovid™ to pharmacies after Thanksgiving. We intend to expand our prescription drug catalog to include drugs frequently prescribed for Long COVID in order to develop a full package for pharmacies.”

Mr. Patel completed, “Lastly, the previously disclosed acquisition of Peek Healthcare Technologies, Inc. has been terminated as it is no longer strategically aligns with our plans for the future.”

3 https://www.grandviewresearch.com/industry-analysis/us-pharmaceuticals-market-report

4 https://globalwellnessinstitute.org/press-room/press-releases/gow-us-econ-valued-at-2trillion/

5 https://www.kff.org/public-opinion/kff-health-tracking-poll-prescription-drug-costs-views-on-trump-administration-actions-and-glp-1-use/

6 https://www.grandviewresearch.com/industry-analysis/glp-1-receptor-agonist-market

7 https://www.cdc.gov/nchs/covid19/pulse/long-covid.htm

Financial Results

The Company recorded a net operating loss of $33.878 million in the third quarter of 2025, compared with a net operating loss of $1.867 million in the third quarter of 2024. The increase in net loss was largely due to increased stock-based compensation. Net loss per share in the third quarter of 2025 was $0.46 on 74.379 million weighted average shares outstanding, compared to third quarter of 2024 where the Company delivered a net loss of $0.04 per share on 48.403 million weighted average shares outstanding.

About Wellgistics Health, Inc.

Wellgistics Health (NASDAQ:WGRX) is pharmacy physical and technology enabling health IT company that specializes in optimizing the delivery medications from manufacturers to patients. Its integrated platform connects 6,500+ pharmacies and 200+ manufacturers, offering wholesale distribution, digital prescription routing, direct-to-patient delivery, and AI-powered hub services such as eligibility, adherence, onboarding, prior authorization, and cash-pay fulfillment. Wellgistics provides end-to-end solutions designed to restore access, transparency, and trust in U.S. healthcare.

For more information, visit www.wellgisticshealth.com.

Forward-Looking Statements

This press release may contain forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. When Wellgistics Health uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate,” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. These forward-looking statements include, without limitation, statements regarding Wellgistics Health’s strategy and descriptions of its future operations, prospects, and plans. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause actual results to differ materially. Additional factors are discussed in Wellgistics Health’s filings with the SEC, available at www.sec.gov.

Media & Investor Contact

Media:

media@wellgisticshealh.com

Investor Relations:

IR@wellgisticshealth.com

Investor Relations Contact

Skyline Corporate Communications Group, LLC

Scott Powell, President

1177 Avenue of the Americas, 5th Floor

New York, NY 10036

Office: (646) 893-5835

Email: info@skylineccg.com